                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PJ AMERICA, INC.




Date: February 26, 2001                     By       /s/ D. Ross Davison
                                               --------------------------------
                                                     D. Ross Davison
                               Vice President Administration, Chief Financial
                             Officer And Treasurer (Principal Financial Officer)

[LOGO]


Note: A conference call will be held Wednesday, February 14, 2001 at 10:00 a.m. EST for discussion of fourth quarter and annual results. If you are interested in participating in the conference call, please call 1-800-464-9034 immediately prior to the scheduled time. The conference ID is: 831346

Contact:  D. Ross Davison
          Chief Financial Officer and Treasurer
          (205) 981-2823



                       PJ AMERICA REPORTS FOURTH QUARTER
                   AND 2000 RESULTS, AND OTHER ANNOUNCEMENTS



PJ America, Inc. (NASDAQ: PJAM), the largest franchisee of Papa John's International, Inc. announced today its financial results for the fourth quarter and full year 2000. The Company's fourth quarter and full year ended December 31, 2000, and covered 14 weeks and 53 weeks respectively.

Fourth Quarter Highlights:

 .     Sales increased 20% to $30.1 million from $25.2 million. Comparable restaurant sales decreased 1.1%. The fourth quarter was a 14 week quarter.

 .     The Company opened 6 restaurants, ending the year with 176 restaurants in
      9 states and Puerto Rico.

 .     Reported net income (loss) for the quarter was ($5.37 million) and diluted
      EPS was ($1.24). These results include an asset impairment charge, which was $9.47 million on a pretax basis, $6.18 million on an after tax basis, and ($1.43) per share for the quarter. The fourth quarter of 1999 included an asset impairment charge of $455 thousand after tax, or ($0.08) per share.

 .     Excluding the charge, net income was $806 thousand, and diluted EPS was
      $0.19. In the fourth quarter of 1999, net income excluding the charge was $1.61 million, and diluted EPS was $0.28.

2000 Highlights:

 .     Sales increased 16% to $111.1 million from $95.5 million. Comparable restaurant sales decreased .1%.

 .     The Company opened 23 restaurants and acquired 1 restaurant.

 .     Reported net income (loss) for the year was ($2.62 million) and diluted
      EPS was ($0.55). These results include an asset impairment charge, which was $9.47 million on a pretax basis, $6.18 million on an after tax basis, and ($1.30) per share for the year. 1999 included an asset impairment charge of $455 thousand after tax, or ($0.08) per share.

 .     Excluding the charge, net income was $3.56 million, and diluted EPS was
      $0.75. For 1999, net income excluding the charge was $6.10 million, and diluted EPS was $1.03

Recent Events
-------------

 .    Lou Romanus recently started as Chief Operating Officer, a newly created position.

 .    Kim V. Knapp was recently elected to Board of Directors for a 3 year term.

 .    The Company has amended its Line of Credit to a maturity date of January
     2003, and has increased the amount available to $15 million.

First Quarter and 2001 Outlook
------------------------------

 .    The Company stated it expects to report diluted net earnings per share of
     $0.17 to $0.20 on projected revenues of $29.0 to $30.0 million for the first quarter ending April 1, 2001. These projected results for the first quarter are based on anticipated comparable restaurant sales increase of 1% to 3%, and one restaurant opening. The Company plans on announcing first quarter results after the close of market on April 24, 2001.

 .    For 2001, the Company expects to report diluted net earnings per share of
     $0.80 to $0.90 on projected revenues of $118 to $122 million. These projected results are based on similar anticipated comparable restaurant sales, 10 restaurant openings that are back-weighted during the year, and historical average cheese prices for the second half of the year. The Company's fiscal 2001 will be 52 weeks compared with 53 weeks in fiscal 2000.


The Company's President and CEO, Doug Stephens said, "2000 was a difficult year for PJ America, especially in our newer markets. We look forward to year 2001; however we are challenged with executing better in our core markets and developing a profitable business in our new markets. We will be focusing most of our attention on improving the execution of our operations team for our existing restaurants. We expect our operations team to get stronger in 2001 under the leadership of Lou Romanus, our new COO."

Forward Looking Statements
--------------------------

     This information contains forward-looking statements within the meaning of
Section 27A of The Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect management's expectations based upon currently available information and data; however, actual results are subject to future events and uncertainties, which could cause actual results to materially differ from those projected in these statements. Factors that can cause actual results to materially differ include: additional unforeseen costs, expenses which may be incurred with respect to the change of the Papa John's slogan as a result of Papa John's International, Inc.'s litigation with Pizza Hut, Inc.; increased advertising, promotions and discounting by competitors which may adversely affect sales; the ability of the Company to open new restaurants and operate new and existing restaurants profitably; increases in food, labor, employee benefits and similar costs; economic and political conditions in the territories in which the Company operates; and new product and concept development by food industry competitors. Further information regarding factors that could affect the Company's financial and other results is included in the Company's forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

                                                                                PJ AMERICA, INC.

                                                    Three Months Ended                                     Year Ended
                                           -------------------------------------           ---------------------------------------
                                              Dec. 31,                Dec. 26,                 Dec. 31,                Dec. 26,
                                                2000                    1999                     2000                    1999
                                           ----------------    -----------------           ---------------       -----------------
Restaurant sales                            $    30,130             $    25,207             $    111,080             $    95,489
                                           ================    =================           ===============       =================
Net income (loss) before cumulative
   effect of change in accounting
   principle                                $    (5,371)            $     1,150             $     (2,620)            $     5,648

Cumulative effect of change in
   accounting principle, net of taxes                 -                       -                        -                    (181)
                                           ----------------    -----------------           ---------------       -----------------
Net income (loss)                           $    (5,371)            $     1,150             $     (2,620)            $     5,467
                                           ================    =================           ===============       =================
Diluted earnings (loss) per share
   before cumulative effect of
   change in accounting principle           $     (1.24)            $      0.20             $      (0.55)            $      0.95

Cumulative effect of change in
   accounting principle, net of taxes                 -                       -                        -                   (0.03)
                                           ----------------    -----------------           ---------------       -----------------
Diluted earnings (loss) per share           $     (1.24)            $      0.20             $      (0.55)            $      0.92
                                           ================    =================           ===============       =================
Weighted average shares - diluted                 4,324                   5,765                    4,739                   5,942
                                           ================    =================           ===============       =================
Net income excluding other
   charges and cumulative
   effect change                            $       806             $     1,605             $      3,557             $     6,103
                                           ================    =================           ===============       =================
Diluted earnings per share
   excluding other charges                  $      0.19             $      0.28             $       0.75             $      1.03
                                           ================    =================           ===============       =================



(All data above in thousands except per share amounts)

                               PJ AMERICA, INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                                                Three Months Ended                    Year Ended
                                                         -------------------------------     ----------------------------
                                                            Dec. 31,         Dec. 26,          Dec. 31,         Dec. 26,
                                                              2000             1999              2000             1999
                                                         --------------     ------------     -------------    -----------
(In thousands, except per share amounts)

Restaurant sales                                          $   30,130        $  25,207         $ 111,080       $   95,489

Cost and expenses:
     Cost of sales                                             8,756            7,586            33,104           29,285
     Salaries and benefits                                     8,797            6,995            32,284           26,649
     Other operating expenses                                  8,152            6,142            29,193           22,871
                                                         --------------     ------------     -------------    -----------
                                                              25,705           20,723            94,581           78,805

     General and administrative expenses                       1,996            1,282             6,803            4,811
     Depreciation and amortization                             1,118              898             4,160            3,243
   Other Charges                                               9,465              690             9,465              690
                                                         --------------     ------------     -------------    -----------
Total costs and expenses                                      38,284           23,593           115,009           87,549
                                                         --------------     ------------     -------------    -----------
Operating income (loss)                                       (8,154)           1,614            (3,929)           7,940

Other income (expense)                                           (71)             127               (62)             617
                                                         --------------     ------------     -------------    -----------
Income before income taxes and cumulative
   effect of change in accounting principle                   (8,225)           1,741            (3,991)           8,557

Income tax expense (benefit)                                  (2,854)             591            (1,371)           2,909
                                                         --------------     ------------     -------------    -----------
Income (loss) before cumulative effect of change in
   accounting principle                                       (5,371)           1,150            (2,620)           5,648

Cumulative effect of change in accounting
   principle, net of taxes                                         -                -                 -             (181)
                                                         --------------     ------------     -------------    -----------
Net income (loss)                                         $   (5,371)       $   1,150         $  (2,620)      $    5,467
                                                         ==============     ============     =============    ===========
Basic earnings per share:
     Net income before cumulative effect of
        change in accounting principle                    $    (1.24)       $    0.20         $   (0.55)      $     0.98

     Cumulative effect of accounting change,
         net of taxes                                              -                -                 -            (0.03)
                                                         --------------     ------------     -------------    -----------
     Net income (loss)                                    $    (1.24)       $    0.20         $   (0.55)      $     0.95
                                                         ==============     ============     =============    ===========
Diluted earnings per share:
     Net income (loss) before cumulative effect of
         change in accounting principle                   $    (1.24)       $    0.20         $   (0.55)      $     0.95

     Cumulative effect of accounting change,
         net of taxes                                              -                -                 -            (0.03)
                                                         --------------     ------------     -------------    -----------
     Net income (loss) per share - Diluted                $    (1.24)       $    0.20         $   (0.55)      $     0.92
                                                         ==============     ============     =============    ===========
Weighted average shares outstanding - Basic                    4,324            5,632             4,739            5,744
                                                         ==============     ============     =============    ===========
Weighted average shares outstanding - Diluted                  4,324            5,765             4,739            5,942
                                                         ==============     ============     =============    ===========
Net income excluding other charges                        $      806        $   1,605         $   3,557       $    6,103
                                                         ==============     ============     =============    ===========
Diluted earnings per share excluding other charges        $     0.19        $    0.28         $    0.75       $     1.03
                                                         ==============     ============     =============    ===========